UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

iShares Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Investors Bank and Trust Company 200 Clarendon Street, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
iShares Dow Jones U.S. Oil & Gas Exploration & Production Index Fund	New York Stock Exchange	34-2061339

iShares Dow Jones U.S. Oil Equipment & Services Index Fund	New York Stock Exchange	34-2061332

iShares Dow Jones U.S. Pharmaceutical Index Fund	New York Stock Exchange	34-2061340

iShares Dow Jones U.S. Health Care Providers Index Fund	New York Stock Exchange	34-2061336

iShares Dow Jones U.S. Medical Devices Index Fund	New York Stock Exchange	34-2061338

iShares Dow Jones U.S. Broker-Dealers Index Fund	New York Stock Exchange	34-2061334

iShares Dow Jones U.S. Insurance Index Fund	New York Stock Exchange	34-2061337

iShares Dow Jones U.S. Regional Banks Index Fund	New York Stock Exchange	34-2061342

iShares Dow Jones U.S. Aerospace & Defense Index Fund	New York Stock Exchange	34-2061333

iShares Dow Jones U.S. Home Construction Index Fund	New York Stock Exchange	34-2061335

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-92935

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN

REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered:

Reference is made to Post-Effective Amendment No. 42 and Post-Effective Amendment No. 43 to the Registrant’s registration statement on Form N-1A, which were filed with the Securities and Exchange Commission on December 15, 2005 and April 17, 2006 (File Nos. 333-92935; 811-09729), respectively, and are incorporated herein by reference.

Item 2. Exhibits

1.	Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registrant’s Post-Effective Amendment No. 2 to the Registrant’s registration statement on Form N-1A dated May 12, 2000 (Securities Act file number. 333-92935 and Investment Company Act file number 811-09729).

2.	Registrant’s Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Post-Effective Amendment No. 38 to the Registrant’s registration statement on Form N-1A dated June 29, 2005 (Securities Act file number. 333-92935 and Investment Company Act file number 811-09729).

3.	Form of Global Certificate for the Registrant’s securities being registered hereunder, incorporated herein by reference to Exhibit 3 to the Registrant’s registration of securities pursuant to Section 12(b) on Form 8-A, dated May 18, 2000 (Securities Exchange Act file number 001-15897), which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

iSHARES TRUST

Date: April 19, 2006	By:	/s/ Peter W. Kronberg
Peter W. Kronberg Assistant Secretary